UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(Preliminary)

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

BERGIO INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11.

WE ARE NOT ASKING FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND A PROXY

THE TRANSACTION DISCUSSED IN THIS INFORMATION STATEMENT

IS BEING PROVIDED FOR INFORMATIONAL PURPOSES ONLY

BERGIO INTERNATIONAL, INC.

12 Daniel Road E,

Fairfield, New Jersey 07007

INFORMATION STATEMENT

(Preliminary)

Notice of Action Taken Without a Shareholders Meeting

General Information

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of record as of the close of business on October 20, 2022 (the “Record Date”), of the common stock, par value $0.00001 per share (the “Common Stock”), of Bergio International, Inc., a Wyoming corporation (“Bergio International, Inc.” or the “Company”), to notify such Stockholders that on October 20, 2022, the Company received written consents in lieu of a meeting of Stockholders from holders of approximately 75% of the total issued and outstanding shares of voting securities of the Company and written consents in lieu of a meeting of our Company’s Board of Directors (the “Board”) approving such actions as are necessary for the Company to proceed to, and the Company accordingly intends to, effectuate a one-for-five hundred (1:500) reverse stock split of our issued and outstanding shares of Common Stock (the “Reverse Stock Split”).

Pursuant to Rule 14c-2 under the Exchange Act, the corporate actions described in this Notice can be taken no sooner than 20 calendar days after the accompanying Information Statement is first sent or given to the Company’s stockholders.

This Information Statement shall be also considered the notice to Stockholders as required under Section 17-16-704(e) of the Wyoming Business Corporation Act.

Please review the Information Statement included with this Notice for a more complete description of this matter. This Information Statement is being sent to you for informational purposes only.

There is no need for a meeting of stockholders to approve this action under Section 17-16-704(b) of the Wyoming Business Corporation Act as well as other applicable law and Article VII of our Amended and Restated Articles of Incorporation. These provide that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting of our stockholders, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our voting securities. This Information Statement is accordingly circulated to advise the shareholders of action already approved by written consent of the shareholders who collectively hold a majority of the voting power of our capital stock.

Important Notice Regarding the Availability of Information Statement Materials in Connection with this Notice of Written Consent: We will furnish a copy of this Information Statement, without charge, to any shareholder upon written request to the following address: 12 Daniel Road E, Fairfield, New Jersey 07007.

By Order of the Board of Directors,
October 27, 2022
/s/ Berge Abajian
Berge Abajian
Chief Executive Officer

BERGIO INTERNATIONAL, INC.

12 Daniel Road E,

Fairfield, New Jersey 07007

INFORMATION STATEMENT

(Preliminary)

_______, 2022

Notice of Action Taken Without a Shareholders Meeting

This Information Statement is being provided to you by the

Board of Directors of Bergio International, Inc.

WE ARE NOT ASKING FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND A PROXY

This Information Statement and the Notice of Action Taken Without a Shareholders’ Meeting (jointly, the “Information Statement”) is furnished by the Board of Directors (the “Board”) of Bergio International, Inc. (“we,” “us,” or “our”), a Wyoming corporation, to the holders of our common stock, par value $0.00001 per share (the “Common Stock”) as of October 20, 2022 (the “Record Date”), to provide information with respect to action taken by the written consent of the shareholder who holds a majority in interest of our Common Stock (the “Majority Stockholder”). In order to eliminate the costs involved in holding a special meeting of our stockholders, the Board voted to utilize the written consent of the Majority Stockholder. This Information Statement is accordingly circulated to advise the shareholders of action already approved by written consent of the Majority Stockholder.

On October 20, 2022, our Board, acting pursuant to authority granted by Section 17-16-821 of the Wyoming Business Corporation Act as well as other applicable laws, Article VII of the Amended and Restated Articles of Incorporation of the Company and Article III, Section 7, of the Bylaws of the Company, and separately our Majority Stockholder, who holds 75% of our outstanding Votes (as defined below) as of the date of the action, which is the Record Date according to Section 17-16-704(c) of the Wyoming Business Corporation Act, acting pursuant to authority granted by Section 17-16-704(b) of the Wyoming Business Corporation Act as well as other applicable law and Article VII of our Amended and Restated Articles of Incorporation, signed written consents approving the Company’s action to effectuate a one-for-five hundred (1:500) reverse stock split of our issued and outstanding shares of Common Stock (the “Reverse Stock Split”). Accordingly, the Reverse Stock Split has been approved, and neither a meeting of our shareholders nor additional written consents are necessary in connection with such action.

Currently, we have authorized 15,000,000,000 shares of our Common Stock and 5,479,194,234 shares of Common Stock issued and outstanding. Following the Reverse Stock Split, we will still have 15,000,000,000 shares of common stock authorized, but we will only have 10,958,388 shares of our Common Stock issued and outstanding.

The proposed reverse split is not intended to take the Company private. The proposed Reverse Stock Split, when effective, will not change our authorized shares of Common Stock or par value. Except for any changes as a result of the treatment of fractional shares, each Stockholder who owns 100 or more shares should hold the same percentage of common stock outstanding immediately following the reverse stock split as the Stockholder did immediately prior to the Reverse Stock Split.

THE REVERSE STOCK SPLIT

We will effect a one-for-five hundred (1:500) reverse split of our issued Common Stock. As of the date of this Information Statement, the Company had 5,479,194,234 shares of Common Stock issued and outstanding. The effect of the Reverse Stock Split is that each 500 shares of our Common Stock outstanding immediately prior to the date (the “Effective Date”) on which the Reverse Stock Split takes effect (the "Old Shares") will be automatically converted into one (1) share of our Common Stock (the "New Shares"), reducing the number of outstanding shares of our Common Stock to approximately 10,958,388 shares, subject to rounding. Fractional shares will be rounded up.

The Effective Date for the Reverse Stock Split is anticipated to occur in December of 2022.

Our Common Stock will be quoted on the OTC Markets at the post Reverse Stock Split price after the Effective Date. The trading symbol will not change for our Common Stock in post-split trading. The New Shares will be fully paid and non-assessable. The New Shares will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Old Shares.

The Reverse Stock Split will have the following effects upon our Common Stock:

1.The number of shares owned by each holder of Common Stock will be reduced one hundred-fold;

2.The number of shares of our Common Stock which will be issued and outstanding after the Reverse Stock Split will be reduced from 5,479,194,234 shares of our Common Stock to approximately 10,958,388 shares, subject to rounding.

3.The per share loss and net book value of our Common Stock will be increased because there will be a lesser number of shares of our Common Stock outstanding;

4.The stated capital on our balance sheet attributable to the Common Stock will be decreased 500 times its present amount and the additional paid-in capital account will be credited with the amount by which the stated capital is decreased; and

5.The total number of Stockholders will not change.

Reasons for and Possible Consequences of the Reverse Stock Split

The Board believes that the increased market price of the Common Stock expected as a result of implementing the Reverse Stock Split will improve the marketability and liquidity of the Common Stock for our shareholders and will encourage interest and trading in the Common Stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted that the liquidity of the Common Stock may be adversely affected by the reverse split given the reduced number of shares that would be outstanding after the Reverse Stock Split. The Board anticipates, however, that the expected higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

The effect of the Reverse Stock Split upon the market price for the Company's Common Stock cannot be predicted with certainty, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of the Company's Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding as a consequence of the Reverse Stock Split. The market price of the Company's Common Stock may also be based on its performance and other factors, some of which may be unrelated to the number of shares outstanding. If the market price of the Company's Common Stock declines after the Reverse Stock Split, the percentage decline as an absolute number and as a percentage of the Company's overall capitalization may be greater than would occur in the absence of a Reverse Stock Split.

Anti-Takeover Effects

The Reverse Stock Split of our Common Stock, after being effectuated, will have the effect of decreasing the number of authorized and issued Common Stock while leaving unchanged the number of authorized shares of Common Stock. We will continue to have 15,000,000,000 authorized shares of our Common Stock after the Reverse Stock Split. However, while the total number of authorized shares will not change, after the Effective Date of the Reverse Stock Split, the number of authorized but unissued shares of Common Stock effectively will be increased significantly by the Reverse Stock Split, because the 5,479,194,234 shares outstanding prior to the Reverse Stock Split, approximately 36.5% of the 15,000,000,000 authorized shares, will be reduced to approximately 10,958,388 shares, or 0.00073% of the 15,000,000,000 authorized shares.

In the future, if additional authorized shares of Common Stock are issued, it may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock. Further, management might use the additional shares to resist or frustrate a third-party transaction by, for example, diluting the stock ownership of persons seeking to obtain control of the Company.

Actions Authorized by a Voting Majority But Not Yet Effective

On October 20, 2022, we authorized by written consent of the Board of Directors and the Majority Stockholder the proposed one-for-five hundred (1:500) reverse split of our issued Common Stock.

This action shall be effective after at least 20 days after the distribution of this Information Statement to our shareholders. The Reverse Stock Split will become effective through the filing of a certificate of amendment to our Amended and Restated Certificate of Incorporation with the office of the Secretary of State of the State of Wyoming. Immediately prior to the Effective Date, the Old Shares will be converted into the New Shares, automatically and without any action on the part of the stockholders, and in accordance with the Reverse Stock Split ratio determined by the Board within the limits set forth in this action.

Voting Securities; Board and Consenting Shareholders

As of the Record Date, our authorized capitalization consisted of 15,000,000,000 shares of Common Stock, of which 5,479,194,234 shares of Common Stock are issued and outstanding. Accordingly, the following “Votes” are outstanding:

Votes attributed to Common Stock:	5,479,194,234
Total Votes:	5,479,194,234

On October 20, 2022, our Board, acting pursuant to authority granted by Section 17-16-821 of the Wyoming Business Corporation Act as well as other applicable law, Article VII of the Amended and Restated Articles of Incorporation of the Company and Article III, Section 7, of the Bylaws of the Company, signed written consents approving the Company’s action to effectuate the Reverse Stock Split. Section 17-16-704(b) of the Wyoming Business Corporation Act provides that if a company’s articles of incorporation so authorizes, the written consent of the holders of the issued and outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be utilized in order to authorize or take such action in lieu of a meeting. To eliminate the costs and management time involved in obtaining proxies and in order to effect the above action as early as possible to accomplish the purposes herein described, the Board elected to seek the written consent of the Majority Stockholder to reduce the costs and implement the Reverse Stock Split in a timely manner.

At the Record Date, we had 5,479,194,234 Votes outstanding. On the Record Date, Berge Abajian who collectively holds 75% of our outstanding Votes by virtue of his ownership of 75 shares of our Series A Preferred Stock, consented in writing to the Reverse Stock Split by casting a Vote equivalent to 4,109,395,676 shares of our Common Stock:

Shareholder	Votes	Percentage
Berge Abajian, CEO and Director	4,109,395,676	75%

Total	4,109,395,676	75%

QUESTIONS AND ANSWERS ABOUT THE REVERSE STOCK SPLIT

Q. Why did I receive this Information Statement?

A. Applicable laws require us to provide you information regarding the Reverse Stock Split even though your vote is neither required nor requested in order for the Reverse Stock Split to become effective.

Q. Why am I not being asked to vote on the Reverse Stock Split?

A. The holders of shares comprising a majority of the issued and outstanding shares of voting capital stock have already approved the Reverse Stock Split pursuant to a written consent in lieu of a meeting of the consenting stockholders. Such approval, together with the approval of the Company’s Board, is sufficient under Wyoming law, and no further approval by our stockholders is required.

Q. What do I need to do now?

A Nothing. This Information Statement is purely for your information and does not require or request you to do anything.

Q. How may I communicate with the Board?

A: You may send correspondence to Bergio International, Inc., 12 Daniel Road E, Fairfield NJ 07007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Pre-Split

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of October 20, 2022 (pre-Reverse Stock Split) for (a) our executive officers, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each shareholder known by us to own beneficially more than 5% of our Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of October 20, 2022, pursuant to the exercise of options to be outstanding for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these shareholders. Percentage of ownership is based on 5,479,194,234 shares of common stock outstanding on October 20, 2022.

Executive Officers and Directors	Number of Shares Beneficially Owned	Beneficial Ownership Percentage
Berge Abajian, CEO and Director(1)	4,109,395,676	75%

All Executive Officers and Directors as a Group (1 person)	4,109,395,675	75%

(1)Our CEO and Director, Berge Abajian, owns 7 shares of Common Stock, and 75 shares of the Company’s Series A Preferred Stock.  Each share of Series A Preferred Stock gives the holder thereof voting power equivalent to 1% of the total issued and outstanding shares of our Common Stock. As the holder of 75 shares of Series A Preferred Stock, Berge Abajian has the voting power equivalent to 75% of the issued and outstanding shares of our Common Stock, which equates to the power to vote the equivalent of 4,109,395,675 shares of Common Stock, based on the 5,479,194,234 issued and outstanding Common shares on October 20, 2022.

OTHER INFORMATION

Following the Effective Date, the share certificates representing the Old Shares will continue to be valid. In the future, new share certificates will be issued reflecting the effect of the Reverse Stock Split, but this in no way will effect the validity of your current share certificates. The Reverse Stock Split will occur on the Effective Date without any further action on the part of our shareholders. After the Effective Date, each share certificate representing Old Shares will be deemed to represent 1/500th share of our common stock. Certificates representing New Shares will be issued in due course as Old Share certificates are tendered for exchange or transfer to our transfer agent, Empire Stock Transfer, Inc. We request that shareholders do not send in any of their stock certificates at this time.

As applicable, new share certificates evidencing New Shares that are issued in exchange for Old Shares representing restricted shares will contain the same restrictive legend as on the old certificates if the restriction period has not expired. Also, for purposes of determining the term of the restrictive period applicable to the New Shares, the time period during which a shareholder has held their existing pre-split shares will be included in the total holding period.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, information proxy statements and other information with the U.S. Securities and Exchange Commission (“SEC”). For more detailed information about the Company, including financial statements, you may refer to our recent Form 10-Q for the quarter ended June 30, 2022, filed with the Securities and Exchange Commission on August 9, 2022. This and other information may be found at the SEC’s EDGAR database at www.sec.gov.

Upon written request, we will furnish without charge to record and beneficial holders of our common stock a copy of any and all of the documents referred to in this Information Statement. These documents will be provided by first class mail. Please make your request to the address or phone number set forth herein.

Only one information statement is being delivered to stockholders sharing an address unless contrary instructions have been received from one or more of those stockholders. We will promptly deliver separate copies to a household of any stockholder who did not receive an individual copy and who requests a copy.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations, and releases) representing our expectations or beliefs regarding us. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the SEC.

CONTACT INFORMATION

All inquiries regarding us should be addressed to our principal executive offices:

BERGIO INTERNATIONAL, INC.

12 Daniel Road E

Fairfield, New Jersey 07007

888-798-9100

By Order of the Board of Directors,
October 27, 2022
/s/ Berge Abajian
Berge Abajian
Chief Executive Officer